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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Edward L. Fischer, President and Chief Executive Officer and Steven R. Doll, Vice President and Chief Financial Officer of DSA Financial Corporation (the "Company") each certify in their capacity as officers of the Company that they have reviewed the annual report of the Company on Form 10-KSB for the fiscal ended June 30, 2006 and that to the best of their knowledge:

1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

A signed original of this written statement required by Section 906 has been provided to DSA Financial Corporation and will be retained by DSA Financial Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

September 25, 2006               \s\ Edward L. Fischer
Date                             -------------------------------------
                                 Edward L. Fischer
                                 President and Chief Executive Officer


September 25, 2006               \s\ Steven R. Doll
Date                             ------------------------------------------
                                 Steven R. Doll
                                 Vice President and Chief Financial Officer